Exhibit 99.1

Press Release
For Immediate Release

Beazer Homes Announces Findings of
Independent Audit Committee Investigation

Company to Restate Financials with Cumulative Impact Expected to be an
Increase in Net Income Despite a Reduction in 2006 Net Income

Company Amends Revolving Credit Facility

ATLANTA, October 11, 2007 -- Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced interim findings from its Audit Committee’s previously announced independent internal investigation into the Company’s mortgage origination business and certain accounting and financial reporting matters.

The Audit Committee has determined that it will be necessary for the Company to restate its financial statements relating to fiscal years 2004 through 2006 and the interim periods of fiscal 2006 and fiscal 2007 (collectively the “restatement period”). The restatement is also expected to impact the financial results for fiscal years 1999 through 2003 and the Company expects that it will reflect the impact of financial results for these prior years as a part of the opening balances in the financial statements for the restatement period.

As described more fully below, the Company expects the restatement’s cumulative impact will likely be an increase in net income, but will reflect an expected decrease in net income for the Company’s 2006 fiscal year.  Until the internal investigation is completed and the restatement is finalized, the Company is unable to quantify precisely the impact of the restatement on its previously issued financial statements.  As a result of the Audit Committee’s findings, the Company’s previously issued financial statements for the periods impacted by the restatement as described above and the related audit reports of the Company’s independent registered public accounting firm should no longer be relied upon.

The restatement will not cause an adjustment to the Company’s current cash position.

Summary of Findings and Expected Restatement
As previously disclosed, the Audit Committee of the Company’s Board of Directors has been conducting an independent internal investigation of the Company’s mortgage origination business since April 2007. The Audit Committee retained Alston & Bird LLP as its independent legal counsel which, in turn, retained Navigant Consulting, Inc. as independent forensic accountants, to assist with the investigation. The internal investigation was conducted across the Company’s operations and the findings are summarized as follows:

Mortgage Origination
The internal investigation found evidence that employees of the Company’s Beazer Mortgage Corporation subsidiary violated certain U.S. Department of Housing and Urban Development (“HUD”) regulations, particularly in relation to Down Payment Assistance programs, in certain Federal Housing Administration (“FHA”) insured loans originated by Beazer Mortgage Corporation dating back to at least 2000.  As discussed below, due to several uncertainties regarding the Company’s ultimate liability from these matters, at this time it is not possible for the Company to determine the total financial statement impact related to the mortgage issues identified in the internal investigation.

The Company’s potential future liability relates, in part, to the impact of providing reimbursement of losses arising from mortgage defaults in circumstances in which the Company’s FHA-insured mortgage origination activities would have violated standard representations made to mortgage purchasers.  In the event of fraud or certain misrepresentations at the time of the sale of such FHA-insured loans, the Company may be liable for losses suffered either by the mortgage purchaser, or HUD if any payment was made pursuant to an FHA loan guarantee.  The factors influencing the extent of such potential future liability include, among other things, the number of FHA-insured loans originated by Beazer Mortgage Corporation, the percentage of such loans in which misrepresentations or fraud may have occurred, and the default rate, principal amount and losses associated with such loans.

The Company intends to attempt to negotiate a settlement with regulatory authorities that would allow the Company to quantify its exposure associated with reimbursement of losses and payment of regulatory fines, if they are imposed.  Based on an analysis of the factors described above and available precedents, the Company currently believes that an aggregate settlement with regulatory authorities in a range of $8 - $15 million may be attainable. However, no settlement has been reached with any regulatory authority at this time and there can be no assurance that any such settlement, if reached, will be within this range. The Company is also potentially liable for damages, costs and expenses related to potential civil litigation involving FHA-insured loans that cannot be quantified at this time.

Accounting for Reserves and Other Accrued Liabilities
During the course of the internal investigation, and as previously disclosed, the Audit Committee  discovered that reserves and other accrued liabilities, relating primarily to land development costs and costs to complete on closed homes were recorded in prior accounting periods in excess of amounts that would have been appropriate under generally accepted accounting principles (“GAAP”).  In essence, the investigation uncovered the accumulation of reserves and other accrued liabilities in the earlier periods affected by the restatement that were partially and improperly released into income during fiscal 2006.  The Company believes the cumulative impact for correcting these matters over all periods affected by the restatement will be to increase pre-tax income by more than $25 million.  However, the restatement for these matters is expected to reduce pre-tax income for the Company’s 2006 fiscal year by approximately $20 million.

Model Home Sale-Leaseback Accounting
During the course of the internal investigation the Company also identified the existence of a continuing interest in the potential appreciation of model homes sold in certain sale-leaseback transactions to investors.  Due to this continuing interest, these model home transactions did not qualify for sale-leaseback accounting, and, instead, should have been accounted for as financing transactions in accordance with GAAP.  The Company has no negative economic exposure to the eventual sales prices of the model homes when sold by the investors. Therefore, the restatement of these transactions will primarily relate to timing differences that will have the effect of shifting revenue and income from fiscal year 2006 into future periods.  Through June 30, 2007, pretax income is expected to be reduced by approximately $20 million, with a corresponding increase in future periods.

The estimated adjustments described above remain subject to review by the Company’s management, its Audit Committee and the Company’s independent registered public accounting firm as part of its audit of the Company’s consolidated financial statements, and, as a result, there can be no assurance that the final adjustments that are made as part of the restatement will not differ materially from these estimates.  Furthermore, the impact of these matters on the Company’s internal control over financial reporting and disclosure procedures is being evaluated.

The Company is working expeditiously to complete the restatements as soon as practical.  Management and the Audit Committee have discussed the restatement with the Company’s independent registered public accounting firm.

Credit Facilities
The Company has informed the agents and lenders under its $500 million unsecured revolving credit facility and its two other secured credit facilities of its intention to restate its financial statements.  Currently, there are no amounts drawn under the revolving credit facility and approximately $108 million of letters of credit outstanding.  Approximately $32 million of borrowings are currently outstanding under the Company’s secured credit facilities.  The Company has made, and expects to continue to make, all scheduled payments of principal and interest under the revolving credit facility and the secured credit facilities.

On October 10, 2007, the Company entered into a waiver and amendment of its revolving credit facility, waiving events of default under the facility arising from the Company’s decision to restate its financial statements.  Under the amendment, the Company’s obligations under the revolving credit facility will be secured by assets that make up a borrowing base as well as substantially all of the Company’s unencumbered personal property.  The borrowing base is expected to initially be comprised of approximately $108 million in cash, for the purpose of collateralizing the outstanding letters of credit.  The Company is permitted to grow the borrowing base by adding additional cash and/or real estate to the collateral securing the revolving credit facility.  Subject to certain conditions, the Company will be permitted to obtain a release of liens on cash securing the facility if it substitutes real estate into the borrowing base, subject to agreed upon advance rates on such real estate.  In addition, the Company obtained additional flexibility with respect to its financial covenants in the revolving credit facility.  The Company currently has sufficient real property that, if added to the collateral pool, would allow it to fully access the total $500 million commitment under the revolving credit facility.

The Company has also received similar waivers under its two secured credit facilities.

Selected Preliminary Fourth Quarter Financial Data
For the quarter ended September 30, 2007, the Company’s preliminary home closings totaled 3,940, a 39% decline from the same period in the prior fiscal year.  Preliminary net new home orders totaled 990, a decline of 52% from the prior fiscal year, driven largely by an unusually high cancellation rate (68%), which the Company attributes in large part to the pronounced tightening in the mortgage markets in August and September.

At September 30, 2007, the Company had cash on hand in excess of $400 million.  Subsequently, the Company has repaid approximately $75 million in secured debt and intends to pledge $108 million to collateralize its outstanding letters of credit.

The Company expects to report its financial results for the quarter ended September 30, 2007 upon completion of the restatement, or sooner, if possible.

Ongoing External Investigations
As previously disclosed, the Company and its subsidiary, Beazer Mortgage Corporation, received a subpoena from the United States Attorney’s Office in the Western District of North Carolina seeking the production of documents focusing on our mortgage origination services. In addition, the Company received from the Securities and Exchange Commission (“SEC”) a formal order of private investigation to determine whether the Company and/or other persons or entities involved with the Company have violated federal securities laws, including, among others, the anti-fraud, books and records, internal accounting controls, periodic reporting and certification provisions thereof.

While the restatement will address the accounting errors and irregularities preliminarily identified in the Audit Committee investigation and in the additional reviews conducted by management, the U.S. Attorney and the SEC investigations are ongoing, and there can be no assurance that there will not be additional issues or matters arising from these investigations.  In addition, there can be no assurance that the Audit Committee will not discover additional information that could affect the restatement adjustments presently being considered. The Company continues to fully cooperate with the U.S. Attorney and SEC investigations. The interim results of the independent internal investigation have been provided to both the U.S. Attorney and the SEC.

Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country’s ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia and also provides mortgage origination and title services to its homebuyers. Beazer Homes, a Fortune 500 Company, is listed on the New York Stock Exchange under the ticker symbol “BZH.”

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “goal,” “target” or other similar words or phrases.  Forward-Looking Statements include, but are not limited to, statements regarding the expected materiality, significance and quantitative effects of the restatement, and any anticipated conclusions of the Company, its Audit Committee and management with respect to the Audit Committee’s investigation and the restatement.  These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the risk that additional information may arise from the final conclusions of the Audit Committee’s investigation, the preparation of the Company’s restated financial statements, including the audit by our independent auditors, or other subsequent events that would require us to make additional adjustments; (ii) the risk that additional issues or matters may arise from the pending United States Attorney and the SEC investigations, including as a result of the matters described in this press release, and the timing, final outcome and consequences of these proceedings; (iii) the timing, final outcome and consequences of the putative class action lawsuits, derivative claims and similar proceedings, including the risk that additional lawsuits, claims or proceedings may arise as a result of the matters described in this press release and that the Company could be subject to significant legal judgments, fines, penalties, settlements or sanctions resulting therefrom; (iv) the timing, final outcome and consequences of the pending actions by the Company against the trustees under the indentures governing Beazer’s outstanding senior notes and convertible senior notes, including the risk that the Court determines that as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, a default exists under the indentures governing our outstanding debt securities allowing the trustees or the requisite bondholders to accelerate the repayment of such debt securities and the lenders under the revolving credit facility and the secured credit facilities to accelerate the repayment of all amounts outstanding thereunder; (v) any adverse effect on the Company’s business and the market price of its securities arising from the continuing negative publicity related to the restatement; (vi) any breach by the Company of the continued listing requirements of the New York Stock Exchange causing the New York Stock Exchange to initiate suspension or delisting procedures; and (vii) the risk that the Company’s credit ratings may be adversely affected due to the restatement of financial statements announced in this press release.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Leslie H. Kratcoski
Vice President,
Investor Relations & Corporate Communications
770-829-3700
lkratcos@beazer.com